CONTACT:
Michael W. Kaplan
Chief Financial Officer
(714) 414-4003

PACIFIC SUNWEAR ANNOUNCES THIRD QUARTER OPERATING RESULTS;
ISSUES FOURTH QUARTER GUIDANCE

- Seventh straight quarter of positive comparable store sales
- November comparable store sales up 6%

ANAHEIM, Calif., December 5, 2013 --- Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that net sales from continuing operations for the third quarter of fiscal 2013 ended November 2, 2013, were $206.6 million versus net sales from continuing operations of $215.5 million for the third quarter of fiscal 2012 ended October 27, 2012. The 53rd week retail calendar shift resulted in a decrease in net sales of approximately $11 million for the third quarter of fiscal 2013, compared to the third quarter of fiscal 2012. Comparable store sales for the third quarter of fiscal 2013 increased 1%. The Company ended the third quarter of fiscal 2013 with 635 stores versus 722 stores a year ago.

On a GAAP basis, the Company reported income from continuing operations of $17.2 million, or $0.23 per diluted share, for the third quarter of fiscal 2013, compared to income from continuing operations of $3.4 million, or $0.05 per diluted share, for the third quarter of fiscal 2012. Income from continuing operations for the Company's third quarter of fiscal 2013 included a non-cash gain of $23.4 million, or $0.31 per diluted share, compared to a non-cash gain of $5.6 million, or $0.08 per diluted share, for the third quarter of fiscal 2012 related to the derivative liability that resulted from the issuance of the Convertible Series B Preferred Stock (the “Series B Preferred”) in connection with the term loan financing the Company completed in December 2011.

On a non-GAAP basis, excluding the non-cash gain on the derivative liability and store closure related charges, and using a normalized annual income tax rate of approximately 37%, the Company would have incurred a loss from continuing operations for the third quarter of fiscal 2013 of $3.6 million, or $(0.05) per diluted share, as compared to a loss from continuing operations of $1.4 million, or $(0.02) per diluted share, for the same period a year ago.

"The third quarter marks our seventh consecutive quarter of positive comparable store sales and had there not been the 53rd week calendar shift, our non-GAAP loss per diluted share would have been break-even compared to the $0.02 loss last year," said Gary H. Schoenfeld, President and Chief Executive Officer. "As we transition into the peak holiday season, we have had a strong start in November with comparable store sales up 6% driven by a number of factors including: strength in our emerging brands and unique product assortment, colder weather, and strong Black Friday performance. Overall, we believe our results continue to validate the unique positioning we are establishing for PacSun as we strive to become the leading specialty retailer for great brands and on-trend fashion and fashion basics."

Financial Outlook for Fourth Fiscal Quarter of 2013
The Company's guidance range for the fourth quarter of fiscal 2013 contemplates a non-GAAP loss per diluted share from continuing operations of between negative $0.17 and negative $0.12 and includes the impact of the 53rd week retail calendar shift.

The forecasted fourth quarter non-GAAP loss from continuing operations per diluted share guidance range is based on the following assumptions:

•	Comparable store sales from 1% to 5%;

•
An estimated $9 million reduction in revenue, a nearly 150 basis point decrease in gross margin, and a corresponding reduction of approximately $0.03 per diluted share as a result of the 53rd week retail calendar shift;

•	Revenue from $216 million to $225 million;

•	Gross margin rate, including buying, distribution and occupancy, of 21% to 24%;

•	SG&A expenses in the range of $61 million to $63 million; and

•	Applicable non-GAAP adjustments are tax effected using a normalized annual income tax rate of approximately 37%.

The Company's fourth fiscal quarter of 2013 guidance range excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

Discontinued Operations
In accordance with applicable accounting literature and consistent with the Company's financial statement presentation in its fiscal 2012 annual report, the Company has reclassified the results of operations of its closed stores as discontinued operations for all periods presented, as applicable.

Derivative Liability
In fiscal 2011, as a result of the issuance of the Series B Preferred in connection with the Company's $60 million senior secured term loan financing with an affiliate of Golden Gate Capital, the Company recorded a derivative liability equal to approximately $15 million, which represents the fair value of the Series B Preferred upon issuance. In accordance with applicable U.S. GAAP, the Company has marked this derivative liability to fair value through earnings and will continue to do so on a quarterly basis until the shares of Series B Preferred are either converted into shares of the Company's common stock or until the conversion rights expire (December 2021). A key driver used in determining the fair value of the derivative liability each quarter is the Company's stock price. As the stock price decreases, the fair value of the derivative liability generally will also decrease. For example, the Company's stock price for the third quarter of fiscal 2013 ended November 2, 2013, was $2.59 compared to $4.47 for the second quarter of fiscal 2013 ended August 3, 2013, which resulted in a non-cash gain of $23.4 million in the third quarter.

About Pacific Sunwear of California, Inc.
Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of December 5, 2013, the Company operates 635 stores in all 50 states and Puerto Rico. PacSun's website address is www.pacsun.com.

The Company will be hosting a conference call today at 4:30 p.m. Eastern time to review the results of its third fiscal quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States and Canada at (855) 859-2056 or internationally at (404) 537-3406; passcode: 16601726. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company's investor relations website through midnight, March 18, 2014.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the fourth paragraph and the statements made by the Company under the heading “Financial Outlook for Fourth Fiscal Quarter of 2013.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company's business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in U.S. and world economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company's filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	For the Third Quarter Ended		For the Three Quarters Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012

Net sales	$206,578	$215,478	$591,661	$575,032
Gross margin	51,746	60,502	158,120	152,765
SG&A expenses	53,987	59,356	166,196	175,588
Operating (loss) income	(2,241)	1,146	(8,076)	(22,823)
(Gain) loss on derivative liability	(23,444)	(5,558)	7,000	(3,672)
Interest expense, net	3,566	3,244	10,552	10,008
Income (loss) from continuing operations before income taxes	17,637	3,460	(25,628)	(29,159)
Income taxes	396	69	556	591
Income (loss) from continuing operations	17,241	3,391	(26,184)	(29,750)
Loss from discontinued operations, net of tax effects	—	(2,443)	—	(2,463)
Net income (loss)	$17,241	$948	$(26,184)	$(32,213)

Income (loss) from continuing operations per share:
Basic	$0.25	$0.05	$(0.38)	$(0.44)
Diluted	$0.23	$0.05	$(0.38)	$(0.44)
Loss from discontinued operations per share:
Basic	$—	$(0.04)	$—	$(0.04)
Diluted	$—	$(0.04)	$—	$(0.04)
Net income (loss) per share:
Basic	$0.25	$0.01	$(0.38)	$(0.48)
Diluted	$0.23	$0.01	$(0.38)	$(0.48)
Weighted-average shares outstanding:
Basic	68,568	67,914	68,425	67,746
Diluted	75,515	71,360	68,425	67,746

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	November 2, 2013	February 2, 2013	October 27, 2012

ASSETS
Current assets:
Cash and cash equivalents	$19,927	$48,733	$23,809
Restricted cash	—	—	305
Inventories	137,042	90,681	137,347
Prepaid expenses	15,324	12,815	17,208
Other current assets	5,403	2,912	3,473
Total current assets	177,696	155,141	182,142
Property and equipment, net	111,203	124,793	131,217
Other assets	32,763	33,878	34,625
Total assets	$321,662	$313,812	$347,984

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$77,806	$49,993	$67,336
Derivative liability	27,082	20,082	16,404
Other current liabilities	42,124	43,559	48,693
Total current liabilities	147,012	113,634	132,433
Deferred lease incentives	12,317	14,401	15,427
Deferred rent	15,727	16,133	16,316
Long-term debt	80,724	79,570	74,645
Other liabilities	25,619	25,714	25,832
Total liabilities	281,399	249,452	264,653
Total shareholders' equity	40,263	64,360	83,331
Total liabilities and shareholders' equity	$321,662	$313,812	$347,984

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Three Quarters Ended
	November 2, 2013	October 27, 2012
Cash flows from operating activities:
Net loss	$(26,184)	$(32,213)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	19,443	25,915
Asset impairment	2,031	4,073
Loss on disposal of property and equipment	60	225
Loss (gain) on derivative liability	7,000	(3,672)
Amortization of debt discount	1,611	1,163
Non-cash stock-based compensation	2,200	2,114
Changes in assets and liabilities:
Inventories	(46,361)	(48,607)
Accounts payable and other current liabilities	25,461	30,186
Other assets and liabilities	(6,371)	(805)
Net cash used in operating activities	(21,110)	(21,621)
Cash flows from investing activities:
Purchases of property and equipment	(7,160)	(12,037)
Restricted cash	—	8,288
Proceeds from insurance settlements	—	653
Net cash used in investing activities	(7,160)	(3,096)
Cash flows from financing activities:
Payments under credit facility borrowings	—	(1,254)
Principal payments under mortgage borrowings	(429)	(401)
Principal payments under capital lease obligations	(347)	(511)
Proceeds from exercise of stock options	240	386
Net cash used in financing activities	(536)	(1,780)
Net decrease in cash and cash equivalents	(28,806)	(26,497)
Cash and cash equivalents, beginning of period	48,733	50,306
Cash and cash equivalents, end of period	$19,927	$23,809

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	November 2, 2013	October 27, 2012
Stores open at beginning of year	644	733
Stores opened during the period	4	3
Stores closed during the period	(13)	(14)
Stores open at end of period	635	722

	November 2, 2013		October 27, 2012
	# of Stores	Square Footage (000s)	# of Stores	Square Footage (000s)
PacSun Core stores	517	2,019	601	2,330
PacSun Outlet stores	118	477	121	490
Total stores	635	2,496	722	2,820

PACIFIC SUNWEAR OF CALIFORNIA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share data)

	For the Third Quarter Ended		For the Three Quarters Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012

GAAP Gross Margin	$51,746	$60,502	$158,120	$152,765
Store closure charges:
- Markdown allowance	175	—	175	—
Non-GAAP Gross Margin	$51,921	$60,502	$158,295	$152,765

GAAP SG&A expenses	$53,987	$59,356	$166,196	$175,588
Store closure charges (gains):
- Asset impairments	—	7	—	51
- Lease terminations	47	19	210	(26)
Non-GAAP SG&A expenses	$53,940	$59,330	$165,986	$175,563

GAAP income (loss) from continuing operations	$17,241	$3,391	$(26,184)	$(29,750)
Store closure charges (gains), net of tax:
- Markdown allowance	111	—	111	—
- Asset impairments	—	4	—	32
- Lease terminations	30	12	133	(16)
Derivative liability	(23,444)	(5,558)	7,000	(3,672)
Valuation allowance	2,432	787	7,092	12,400
Non-GAAP loss from continuing operations	$(3,630)	$(1,364)	$(11,848)	$(21,006)

GAAP income (loss) from continuing operations per share	$0.25	$0.05	$(0.38)	$(0.44)
Store closure charges (gains), net of tax:
- Markdown allowance	—	—	—	—
- Asset impairments	—	—	—	—
- Lease terminations	—	—	—	—
Derivative liability	(0.34)	(0.08)	0.10	(0.05)
Valuation allowance	0.04	0.01	0.10	0.18
Non-GAAP loss from continuing operations per share	$(0.05)	$(0.02)	$(0.18)	$(0.31)
Shares used in calculation	68,568	67,914	68,425	67,746

ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated December 5, 2013, contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP SG&A expenses, non-GAAP loss from continuing operations and non-GAAP loss from continuing operations per share for the third quarters and first three quarters of fiscal 2013 and 2012, respectively, and non-GAAP loss from continuing operations per share guidance for the fourth quarter of fiscal 2013. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following items from all of its non-GAAP financial measures:

- Store closure charges (gains) - Derivative liability - Valuation allowance
The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the

Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations.